Exhibit 10.97

SECOND AMENDMENT TO LEASE

(EXPANSION)

THIS SECOND AMENDMENT TO LEASE (the “Second Amendment”) is made as of the 2nd day of June 1999, by and between WILSHIRE-CAMDEN ASSOCIATES, a California limited partnership (“Landlord”) and KENNEDY-WILSON INC., a Delaware corporation (“Tenant”)

RECITALS:

A.      Landlord and Tenant entered into a certain Lease (the “Lease”) dated as of August 19, 1998, whereby Landlord leased to Tenant certain premises (the “Premises”) shown and designated on the floor plan attached as Exhibit A of the Lease and located on the second (2nd) floor of the certain building (the “Building”) known as HEITMAN CENTRE - BEVERLY HILLS (now known as 9601 WILSHIRE) and located at 9601 Wilshire Boulevard, Beverly Hills, California. The Premises contain approximately 26,057 rentable square feet.

B.      Landlord and Tenant entered into a certain First Amendment to Lease (the “First Amendment”) dated March 5, 1999 pursuant to which an additional 937 rentable square feet (the “Additional Premises”) was added to the Premises and certain other modifications were made.

C.      The Lease and First Amendment shall be known collectively as the Lease unless specific reference is made to a specific document.

D.      Landlord and Tenant desire to amend the Lease to add certain expansion space to the Premises upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Lease contained, it is hereby agreed as follows:

1.       DEFINED TERMS. Each capitalized term used as a defined term in this Second Amendment but not otherwise defined in this Second Amendment shall have the same meaning ascribed to such term in the Lease.

2.       ADDITIONAL PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain premises (the “Second Additional Premises”) consisting of approximately 822 square feet of rentable area located on the Garden Level of the Building, as shown on Exhibit A-2 attached hereto and known as Suite GL-2 1. The Lease is hereby amended to add the Second Additional Premises to the Premises as demised and defined in the Lease upon the same terms and provisions specified in the Lease, except that:

(a)                                   The Base Rent for the Second Additional Premises shall be Fifteen Thousand Seven Hundred Eighty-two and 40/100 ($15,782.40)[an annual rate of $19.20 per square foot of Rentable Area of the Premises], payable in equal monthly installments of One Thousand Three Hundred Fifteen and 20/100 ($1,315.20).

(b)           Intentionally omitted.

(c)                                   The lease term for the Second Additional Premises shall be for a twelve (12) month term commencing on June 1, 1999 (the “Second Additional Premises Commencement Date”), and end on May 31, 2000 as both may be extended as provided below (the “Second Additional Premises Lease Term”), unless sooner terminated  as Page 2 of 4 provided in the Lease. Tenant acknowledges that the Second Additional Premises is currently occupied by another tenant. In the event that the Second Additional Premises Commencement Date is delayed, Landlord shall not be habit for any damages caused thereby, and the Second Additional Premises Commencement Date shall be extended-a~ possession of the Second Additional Premises is given to Tenant by Landlord and the Second Additional Premises Lease Term shall continue for a twelve (12) month term.

(d)           The first installment of Base Rent for the Second Additional Premises shall be due and payable on the Second Additional Premises Commencement Date, with subsequent installments of Base Rent applicable to the Second Additional Premises due on the first day of each month thereafter during the Second Additional Premises Lease Term.

(e)                                   The term “Tenants Proportionate Share”, as defined and used in the Lease, shall mean Thirty-one one hundredths percent (0.31%) for the Second Additional Premises.

(f)            Base Rent for the Second Additional Premises shall be subject to periodic adjustment pursuant to Section 4 of the Lease.

(g)           “Base Rent shall mean all amounts payable by Tenant to Landlord, whether or not denominated as such. Any such amounts due Landlord shall sometimes be referred to as “Rent”.

(h)           The Base Rent for the Premises and the Additional Premises, excluding the Second Additional Premises, is not affected by this Second Amendment.

(i)                                      The Security Deposit for the Second Additional Premises shall be None ($0).

(j)                                      Tenant confirms that the leased premises are and will be used for general and administrative, non-medical offices and for no other purpose whatsoever, and that no toxic or hazardous materials have been or will be stored, kept or used on the leased premises.

3.             DEFINITION OF BASE YEAR Anything contained in the Lease to the contrary notwithstanding, solely for purposes of calculating Rent Adjustments for the Second Additional Premises, Tenant’s Base Year shall mean calendar year 1999.

4.             CONDITION OF THE SECOND ADDITIONAL PREMISES; IMPROVEMENT ALLOWANCE. No promises by Landlord to alter, remodel, improve, repair, redecorate or clean the Second Additional Premises, or any part thereof, have been made, and no representation respecting the condition of the Second Additional Premises or the Building or with respect to the suitability or fitness of either for any purpose, has been made to Tenant. Execution of this Second Amendment shall serve as Tenant’s acceptance of the Second Additional Premises “As Is”, and Tenant shall not be entitled to receive any credit, allowance, or other concession from Landlord in respect to the Second Additional Premises.

5.             BROKER. Tenant represents that except for Kennedy-Wilson Properties, Ltd. (“Kennedy-Wilson”), Tenant has not retained, contracted or otherwise dealt with any real estate broker, salesperson or finder in connection with this Second Amendment, and no such person initiated or participated in the negotiation of this Second Amendment. Tenant shall indemnify and hold Landlord and Kennedy-Wilson harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation.

6.             CONFLICT. If any conflict exists between the terms or provisions of the Lease and the terms or provisions of this Second Amendment, the terms and provisions of this Second Amendment shall govern and control.

7.             EFFECT OF AMENDMENT. As amended by this Second Amendment, the Lease shall remain in fill force and effect and is ratified by Landlord and Tenant. This Second Amendment contains the entire agreement of the parties with respect to the Second Additional Premises, and all preliminary negotiations with respect thereto are merged into and superseded by this Second Amendment.

8.       EXCULPATION OF LANDLORD AND KENNEDY-WILSON. Notwithstanding anything to the contrary contained in this Second Amendment or in any exhibits, Riders or addenda hereto attached (collectively the “Lease Documents”), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant’s use of the Premises or the Building (collectively, “Landlord’s Lease

Undertakings”) shall extend only to Landlord’s interest in the real estate of which the Premises demised under the Lease Documents are a part (“Landlord’s Real Estate”) and not to any other assets of Landlord or its beneficiaries; and (b) except to the extent of Landlord’s interest in Landlord’s Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its beneficiaries, Heitman Capital Management LLC or Kennedy-Wilson Properties Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Lease to be duly executed and delivered as of the day and year first written above.

TENANT:

KENNEDY-WILSON INC.,
a Delaware corporation

By:	/s/ FREEMAN LYLE
Its: CFO

LANDLORD:

WILSHIRE-CAMDEN ASSOCIATES,
a California limited partnership

By:	KENNEDY-WILSON PROPERTIES, LTD.,
an Illinois corporation, its duly authorized
agent, and attorney-in-fact

	By:	/S/ LAWRENCE STEPHEN
	Its:	Managing Director/Controller